UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 12, 2015

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-13061 (Commission File Number)	34-1559348 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 12, 2015, Owens-Illinois, Inc. (the “Company”), through its indirect, wholly owned subsidiary Owens-Brockway Glass Container Inc. (“Owens-Brockway”), a Delaware corporation, Vitro, S.A.B. de C.V. (“Vitro”), a Mexican sociedad anónima bursátil de capital variable, Distribuidora Álcali, S.A. de C.V. (“Distribuidora”), a Mexican sociedad anónima de capital variable and Vitro Packaging, LLC (“Vitro Packaging” and together with Vitro and Distribuidora, “Sellers”), a U.S. limited liability company, entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which Owens-Brockway has agreed to acquire Sellers’ food and beverage glass containers business as conducted in the United States, Mexico and Bolivia (the “Business”).

Transaction Overview

Upon the terms and conditions set forth in the Purchase Agreement, which has been unanimously approved by the Company’s board of directors, the Company has agreed to purchase the Business from Sellers pursuant to a stock purchase (the “Transaction”).  Upon the closing of the Transaction, Owens-Brockway will pay to Sellers approximately $2.15 billion in cash to acquire the Business, on a cash-free, debt-free basis, subject to a working capital adjustment and certain other adjustments.

Conditions to the Transaction

The completion of the Transaction is subject to certain customary closing conditions, including:

•                  expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•                  the receipt of all required clearances, approvals or authorizations required by certain Mexican governmental entities under applicable antitrust and foreign investment laws; and

•                  the absence of any order, judgment, injunction, law or other legal restraint prohibiting the consummation of the Transaction.

Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.  The covenants include, among others, the following: (i) Sellers are obligated to operate the Business in the ordinary course consistent with past practice between the execution of the Purchase Agreement and the closing of the Transaction, (ii) Sellers agree not to engage in certain transactions with respect to the Business between the execution of the Purchase Agreement and the closing of the Transaction, except with the written consent of Owens-Brockway (not to be unreasonably withheld) and (iii) Sellers agree, under the terms specified in the Purchase Agreement, not to compete with the Business (subject to certain exceptions) for a period of three years after the closing date of the transaction.

Each of the parties is required to use its respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Purchase Agreement and obtaining all necessary consents and authorizations to consummate the Transaction.  Without limiting the foregoing, nothing in the Purchase Agreement requires Owens-Brockway, in order to obtain the required consents from antitrust authorities, to take any action with respect to itself, the Business or any of their respective subsidiaries or affiliates including agreeing to the sale, divestiture or disposition of assets of Owens-Brockway or the Business (or any combination thereof) or taking actions that would limit Owens-Brockway’s freedom of action with respect to its assets or assets of the Business (or any combination thereof); provided, however, that if requested by an antitrust governmental body, Owens-Brockway is required to take all actions necessary to divest or dispose of any of its businesses, products, rights, services, assets or properties so long as such divestiture, individually or in the aggregate, would result in the loss of EBITDA of the Business and Owens-Brockway combined and its affiliates of less than $30 million during the most recently available 12-month period ending on the date such divestiture is requested by an antitrust governmental body.

The Purchase Agreement contains customary termination provisions in favor of both parties, including if the initial closing of the Transaction has not occurred within nine months from the date thereof (subject to extension by either party for up to three additional months in the event that required antitrust approvals have not been obtained).  In the event the Purchase Agreement is terminated under certain circumstances, including terminations related to the failure to obtain the required antitrust approvals, Owens-Brockway must make a cash payment of $150 million to Sellers as Sellers’ sole and exclusive remedy.

The Company, through its direct, wholly-owned subsidiary, Owens-Illinois Group, Inc. and Owens-Brockway, has obtained debt financing commitments from Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. to provide sufficient funds to finance the acquisition, including the payment of the aggregate purchase price.  The availability of financing pursuant to such commitments is subject to various customary conditions, including no material adverse change to the Business and the consummation of the acquisition. There is no financing condition to the Transaction.

Both Owens-Brockway and the Sellers have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

ITEM 7.01.          REGULATION FD DISCLOSURE.

A copy of the press release announcing the acquisition, and the attached investor presentation are furnished pursuant to this Item 7.01 as Exhibits 99.1 and 99.2, respectively, to this Current Report.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit
No.	Description
99.1	Press Release dated May 13, 2015
99.2	Owens-Illinois, Inc. Acquisition of Vitro’s Food & Beverage Glass Container Business Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: May 13, 2015	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated May 13, 2015
99.2	Owens-Illinois, Inc. Acquisition of Vitro’s Food & Beverage Glass Container Business Slides